UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2011, PPL Corporation (“PPL” or the “Company”) entered into the £3,600,000,000 Senior Bridge Term Loan Credit Agreement (the “Agreement”), dated as of March 25, 2011, among PPL Capital Funding, Inc. and PPL WEM Holdings PLC (f/k/a WPD Investment Holdings Limited), as Borrowers, PPL, as Guarantor, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Credit Suisse, AG, as Syndication Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC as Joint Lead Arrangers and Joint Bookrunners.  The Agreement provides for borrowings in an aggregate principal amount of up to £3.6 billion, consisting of £1.6 billion of tranche A loans (the “Tranche A Loans”) and £2.0 billion of tranche B loans (the “Tranche B Loans”; together with the Tranche A Loans, the “Bridge Facility”).  The proceeds of the Bridge Facility will be used to fund the previously announced acquisition by the Company of all of the equity interests of Central Networks East plc and Central Networks Limited pursuant to the Share Purchase Agreement, dated as of March 1, 2011, among Avon Energy Partners Holdings, East Midlands Electricity Distribution Holdings, E.ON UK PLC, E.ON AG, WPD Investment Holdings Limited and the Company.

Under the Agreement, PPL guarantees the obligations of the Borrowers.  Borrowings under the Bridge Facility will bear interest at a variable annual rate based on BBA LIBOR plus an applicable margin based on the senior unsecured, non-credit enhanced (other than by PPL) long-term debt rating of PPL Capital Funding, Inc. at such time.  The Bridge Facility has a maturity date of 364 days following the initial borrowing thereunder (the “Original Maturity Date”).  Upon satisfaction of certain conditions and the receipt of an extension notice, the Agreement provides for up to £1.3 billion of Tranche B Loans to be extended to a date that is not later than six months following the Original Maturity Date.

The Bridge Facility is voluntarily prepayable from time to time without premium or penalty, and is mandatorily prepayable with the net cash proceeds from the issuance of certain specified equity securities, the issuance of certain indebtedness, the disposition of assets, or receipt of certain casualty insurance proceeds, in each case with certain exceptions.  The order of application of these prepayments among the Tranche A Loans and the Tranche B Loans is set forth in the Agreement.

The Agreement contains a financial covenant requiring PPL’s consolidated debt to consolidated capitalization to not exceed 70% (as calculated pursuant to the Agreement).  The Agreement also contains customary representations, covenants and events of default.  Failure to meet the covenants beyond applicable grace periods and certain other events, including the occurrence of a Change of Control (as defined in the Agreement), could result in acceleration of the loans and/or termination of the Bridge Facility.

The foregoing summary of the Agreement does not purport to be complete.  Additionally, the foregoing summary of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -
£3,600,000,000 Senior Bridge Term Loan Credit Agreement, dated as of March 25, 2011, among PPL Capital Funding, Inc. and PPL WEM Holdings PLC (f/k/a WPD Investment Holdings Limited), as Borrowers, PPL, as Guarantor, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Credit Suisse, AG, as Syndication Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel
James E. Abel Senior Vice President – Finance and Treasurer

Dated:  March 29, 2011